EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555


                         EASTGROUP PROPERTIES ANNOUNCES
                           FIRST QUARTER 2009 RESULTS

o Funds from Operations of $20.7 Million or $.83 Per Share, Same as the First Quarter of 2008
o    Net Income  Available  to Common  Stockholders  of $7.7 Million or $.31 Per
     Share
o Same Property Net Operating Income Decline of 2.6%; 1.1% Decrease Without Straight-Line Rent Adjustments
o    93.4% Leased, 92.8% Occupied
o    Customer Retention Rate of 67% for the First Quarter
o    Paid 117th Consecutive Quarterly Dividend - $.52 Per Share
o    Interest and Fixed Charge Coverages of 3.8x for the First Quarter
o    Executed an  Application  on a $67 Million  Mortgage at 7.5% Fixed Interest
     Rate
o    15  Development  Projects with  Estimated  Costs to Complete of $15 Million
o No Debt Maturities Requiring Balloon Payments for the Remainder of 2009 or for 2010
o    Bank Line Capacity of $61 Million as of March 31, 2009


JACKSON, MISSISSIPPI, April 28, 2009 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2009.

David H. Hoster II, President and CEO, stated, "We are pleased with our operating results for the first quarter, which exceeded expectations. They were achieved in a difficult economic environment and deteriorating markets for industrial real estate. Although we are generally seeing an increased number of prospects in almost all of our markets, this activity has not yet translated to more leasing or a bottom to declining occupancy and rents."

FUNDS FROM OPERATIONS

For the first quarter ended March 31, 2009, funds from operations (FFO) was $.83 per share, the same as the first quarter of 2008. Excluding gains on sales of securities of $435,000 and a gain on an involuntary conversion of $175,000 in the first quarter of 2008, FFO increased by 2.5% over the first quarter of last year. Property net operating income (PNOI) increased 5.1% primarily due to additional PNOI of $1,787,000 from newly developed properties and $414,000 from 2008 acquisitions, offset by a decrease of $745,000 from same property operations.

Same property operating results decreased 2.6% for the quarter; 1.1% without straight-line rent adjustments. Rental rates on new and renewal leases (5.0% of total square footage) decreased an average of 5.0% for the quarter; rental rates decreased 9.3% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release. Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule "Reconciliations of Other Reporting Measures to Net Income."

                                     -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.31 for the three months ended March 31, 2009, the same as the first quarter of 2008.

DEVELOPMENT

At March 31, 2009, EastGroup's development program consisted of 15 properties containing 1,524,000 square feet with a projected total cost of approximately $109 million either in lease-up or under construction. As of March 31, 2009, the Company had spent $94 million of the $109 million, and a portion of the remaining costs will be spent only when leased. These properties were collectively 27% leased at March 31, 2009 and 35% leased at April 27, 2009.

During the first quarter, EastGroup completed shell construction on three properties (319,000 square feet), which are located in Florida, Texas, and Arizona. These properties are currently in lease-up and have projected total costs of $22.6 million. World Houston 28, 29, and 30 and Blue Heron III, which contain 237,000 square feet and are collectively 54% leased, are under construction and have projected total costs of $18 million. No construction starts are planned for 2009.

Also during the first quarter of 2009, EastGroup transferred two development properties to the portfolio as detailed below:

                                                                                                          Percent        Projected
      Real Estate Properties Transferred                                Date                              Leased        Stabilized
           from Development in 2009                    Size          Transferred           Cost         at 4/27/09       Yield (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                  (Square feet)                       (In thousands)

40th Avenue, Phoenix, AZ......................          90,000        01/01/09        $      6,645          100%           7.1%
Wetmore II, Building B, San Antonio, TX.......          55,000        02/01/09               3,659           55%           9.0%
                                                   ------------                       -------------
   Total Developments Transferred.............         145,000                        $     10,304
                                                   ============                       =============

(1)  Based on 100% occupancy and rents computed with straight-line adjustments.

PROPERTY ACQUISITIONS AND SALES

There have been no acquisitions or sales in 2009.

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the first quarter of 2009, which was the 117th consecutive quarterly distribution to the Company's common shareholders. The Company's dividend payout ratio to funds from operations was 63% for the quarter. The annualized dividend rate of $2.08 per share yields 6.4% on the closing stock price of $32.57 on April 27, 2009.

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible. Debt-to-total market capitalization was 50.3% at March 31, 2009. For the quarter, EastGroup had interest and fixed charge coverage ratios of 3.8x. Total debt at March 31, 2009 was $714.2 million comprised of $550.0 million of fixed rate mortgage debt and $164.2 million of floating rate bank debt.

On January 2, 2009, as previously reported, the mortgage note payable of $9,365,000 on the Tower Automotive Center was repaid and replaced with another mortgage note payable for the same amount. The previous recourse mortgage was a variable rate demand note, and EastGroup had entered into a swap agreement to fix the LIBOR rate. In the fourth quarter of 2008, the bond spread over LIBOR required to re-market the notes increased from a historical range of 3 to 25 basis points to a range of 100 to 500 basis points. Due to the volatility of the bond spread costs, EastGroup redeemed the note and replaced it with a recourse mortgage with a bank on the same payment terms except for the interest rate. The effective interest rate on the previous note was 5.30% until the fourth quarter of 2008 when the weighted average rate was 8.02%. The effective rate on the new note, including the swap, is 6.03%.

                                     -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

On February 13, 2009, EastGroup repaid a $31.4 million mortgage note payable with an interest rate of 6.8%. The Company has no debt maturities that require balloon payments for the remainder of 2009 or for 2010.

EastGroup has revolving credit facilities of $200 million and $25 million, both maturing in 2012.

In March, EastGroup executed an application on a $67 million, limited recourse first mortgage loan secured by properties containing 1.7 million square feet. The loan is expected to close in May and will have a fixed interest rate of 7.5%, a 10-year term and a 20-year amortization schedule. The Company plans to use the proceeds of this mortgage loan to reduce variable rate bank borrowings.

OUTLOOK FOR 2009

EastGroup confirms its previous FFO per share guidance for 2009 of $3.09 to $3.21. Diluted EPS for 2009 is estimated to be in the range of $.91 to $1.03. The table below reconciles projected net income to projected FFO.

                                                                       Low Range                High Range
                                                                  Q2 2009     Y/E 2009     Q2 2009     Y/E 2009
                                                                --------------------------------------------------
                                                                      (In thousands, except per share data)
Net income available to common stockholders                     $   5,654       22,874       6,156       25,884
Depreciation and amortization                                      13,365       54,497      13,365       54,497
                                                                --------------------------------------------------
Funds from operations available to common stockholders          $  19,019       77,371      19,521       80,381
                                                                ==================================================

Diluted shares                                                     25,074       25,076      25,074       25,076

Per share data (diluted):
Net income available to common stockholders                     $    0.23         0.91        0.25         1.03
Funds from operations available to common stockholders          $    0.76         3.09        0.78         3.21

The following assumptions were used:

o    Average occupancy of 90.5% to 92.5% for the year.
o    No operating property acquisitions or dispositions during 2009.
o    No development construction starts during the year.
o Bad debt, net of termination fees, of $.04 per share for the remainder of the year.
o    Floating rate bank debt at an average rate of 2.0% for 2009.
o    New fixed rate debt of $67 million on May 5, 2009 at 7.5%.

DEFINITIONS

The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations available to common stockholders (FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) computed in accordance

                                     -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441
with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO as defined by the Company refers to FFO available to common stockholders as it excludes dividends on preferred stock.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provides supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company's current operations on Wednesday, April 29, 2009, at 11:00 a.m. Eastern Time. A live broadcast of the conference call is available by dialing 1-800-862-9098 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net. If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Wednesday, April 29, 2009. The telephone replay will be available until Wednesday, May 6, 2009, and can be accessed by dialing 1-800-283-8486. Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Wednesday, May 6, 2009.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company's website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California. The Company's goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. EastGroup's portfolio currently includes 27 million square feet. EastGroup Properties, Inc. press releases are available on the Company's website.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not in the present or past tense and can be identified by the words "will," "anticipates," "expects," "believes," or other words or phrases that indicate future trends or events. All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements. Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

                                     -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

o    changes in general economic conditions;
o    the extent of tenant defaults or of any early lease terminations;
o the Company's ability to lease or re-lease space at current or anticipated rents;
o    the availability of financing;
o    changes in the supply of and demand for industrial/warehouse properties;
o    increases in interest rate levels;
o    increases in operating costs;
o natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;
o    changes in governmental regulation, tax rates and similar matters; and
o other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule,
     development  or  operating  costs  may  be  greater  than   anticipated  or
     acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements. See also disclosures contained in the Company's reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                    -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

                           EASTGROUP PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                -------------------------------
                                                                                     2009                2008
                                                                                -------------------------------
REVENUES
Income from real estate operations                                              $    43,310             40,079
Other income                                                                             15                195
                                                                                -------------------------------
                                                                                     43,325             40,274
                                                                                -------------------------------
EXPENSES
Expenses from real estate operations                                                 12,591             10,839
Depreciation and amortization                                                        13,044             12,375
General and administrative                                                            2,561              2,081
                                                                                -------------------------------
                                                                                     28,196             25,295
                                                                                -------------------------------

OPERATING INCOME                                                                     15,129             14,979

OTHER INCOME (EXPENSE)
  Equity in earnings of unconsolidated investment                                        81                 80
  Gain on sale of non-operating real estate                                               8                  7
  Gain on sales of securities                                                             -                435
  Interest income                                                                       124                 37
  Interest expense                                                                   (7,501)            (7,373)
                                                                                -------------------------------
INCOME FROM CONTINUING OPERATIONS                                                     7,841              8,165
                                                                                -------------------------------

DISCONTINUED OPERATIONS
  Income from real estate operations                                                      -                 82
                                                                                -------------------------------
INCOME FROM DISCONTINUED OPERATIONS                                                       -                 82
                                                                                -------------------------------

NET INCOME                                                                            7,841              8,247
  Net income attributable to noncontrolling interest in joint ventures                 (163)              (156)
                                                                                -------------------------------
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.                                 7,678              8,091
                                                                                -------------------------------


Dividends on Series D preferred shares                                                    -                656
                                                                                -------------------------------

NET INCOME AVAILABLE TO EASTGROUP PROPERTIES, INC.
  COMMON STOCKHOLDERS                                                           $     7,678              7,435
                                                                                ===============================

BASIC PER COMMON SHARE DATA FOR INCOME
  ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
  Income from continuing operations                                             $      0.31               0.31
  Income from discontinued operations                                                  0.00               0.00
                                                                                -------------------------------
  Net income available to common stockholders                                   $      0.31               0.31
                                                                                ===============================

  Weighted average shares outstanding                                                24,999             23,684
                                                                                ===============================

DILUTED PER COMMON SHARE DATA FOR INCOME
  ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
  Income from continuing operations                                             $      0.31               0.31
  Income from discontinued operations                                                  0.00               0.00
                                                                                -------------------------------
  Net income available to common stockholders                                   $      0.31               0.31
                                                                                ===============================

  Weighted average shares outstanding                                                25,070             23,829
                                                                                ===============================

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
  COMMON STOCKHOLDERS
  Income from continuing operations                                             $     7,678              7,353
  Income from discontinued operations                                                     -                 82
                                                                                -------------------------------
  Net income available to common stockholders                                   $     7,678              7,435
                                                                                ===============================

Dividends declared per common share                                             $      0.52               0.52

                           EASTGROUP PROPERTIES, INC.
            RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                --------------------------------
                                                                                     2009                2008
                                                                                --------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                              $    43,310              40,079
Expenses from real estate operations                                                (12,591)            (10,839)
                                                                                --------------------------------

PROPERTY NET OPERATING INCOME (PNOI)                                                 30,719              29,240

Gain on sales of securities                                                               -                 435
Equity in earnings of unconsolidated investment
   (before interest and depreciation)                                                   197                 198
Interest income                                                                         124                  37
Other income                                                                             15                 195
General and administrative expense (1)                                               (2,561)             (2,081)
                                                                                --------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
    AMORTIZATION (EBITDA)                                                            28,494              28,024

Income from discontinued operations (before depreciation and amortization)                -                 125
Interest expense (2)                                                                 (7,501)             (7,373)
Interest expense from unconsolidated investment                                         (83)                (85)
Noncontrolling interest in earnings (before depreciation and amortization)             (214)               (205)
Gain on sale of non-operating real estate                                                 8                   7
Dividends on Series D preferred shares                                                    -                (656)
                                                                                --------------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS                         20,704              19,837

Depreciation and amortization from continuing operations                            (13,044)            (12,375)
Depreciation and amortization from discontinued operations                                -                 (43)
Depreciation from unconsolidated investment                                             (33)                (33)
Noncontrolling interest depreciation and amortization                                    51                  49
                                                                                --------------------------------

NET INCOME AVAILABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS                7,678               7,435

Dividends on Series D preferred shares                                                    -                 656
                                                                                --------------------------------

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.                           $     7,678               8,091
                                                                                ================================

DILUTED PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE
  TO EASTGROUP PROPERTIES, INC.:
Income from continuing operations                                               $      0.31                0.31
Income from discontinued operations                                                    0.00                0.00
                                                                                --------------------------------
Net income available to common stockholders                                     $      0.31                0.31
                                                                                ================================

Funds from operations available to common stockholders                          $      0.83                0.83
                                                                                ================================

Weighted average shares outstanding for EPS and FFO purposes                         25,070              23,829
                                                                                ================================

(1) Net of capitalized development costs of $346 and $1,040 for the three months ended March 31, 2009 and 2008, respectively.
(2) Net of capitalized interest of $1,651 and $1,705 for the three months ended March 31, 2009 and 2008, respectively.